UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2007

LARGE SCALE BIOLOGY CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-31275	77-0154648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Vaca Valley Parkway, Vacaville, California 95688
(Address of principal executive offices and zip code)

(707) 446-5501
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01—OTHER EVENTS.

Large Scale Biology Corporation, and certain of its subsidiaries, including Large Scale Bioprocessing Inc. and Predictive Diagnostics Inc. (the “Debtors”) are required to file quarterly operating reports with the Office of the United States Trustee for the Eastern District of California (the “US Trustee”) pursuant to Section 6.4 of the Debtor’s First Amended Plan of Joint Liquidation (the “Plan”).  In connection therewith, attached hereto as Exhibit 99.1, is the Quarterly Postconfirmation Report for the Period Ending June 30, 2007 (the “Quarterly Report”).  The Plan was filed as a portion of Exhibit 99.1 to a report on Form 8-K filed by the Debtors on December 12, 2006 and is hereby incorporated by reference.

The Plan, the Quarterly Report and other documents filed with the Court in connection with the bankruptcy (other than documents filed under seal or otherwise subject to confidentiality protections) may be accessed by going to the webpage established by the Corporation’s bankruptcy counsel, www.ffwplaw.com, and clicking on the “Cases” link, and then clicking on the “Large Scale Biology Corporation” case link. The information set forth on the foregoing website shall not be deemed to be a part of or incorporated by reference into this Form 8-K.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

99.1 Quarterly Postconfirmation Report for the Period Ending June 30, 2007.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Large Scale Biology Corporation

Date: August 1, 2007	By:	/s/ Randy Sugarman
Randy Sugarman, its Plan Administrator